SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:
|_|  Preliminary Proxy Statement
|_|  Confidential, for Use of the Commission
     Only (as permitted by Rule 14a6(e)(2)
|X|  Definitive Proxy Statement
| |  Definitive Additional Materials
|_|  Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                                   JOULE INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|  No fee required.

|_|  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)   Title of each class of securities to which transaction applies:

   -----------------------------------------------------------------------------

2)   Aggregate number of securities to which transaction applies:

   -----------------------------------------------------------------------------

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   -----------------------------------------------------------------------------

4)   Proposed maximum aggregate value of transaction:

   -----------------------------------------------------------------------------

5)   Total fee paid:

   -----------------------------------------------------------------------------

|_|  Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid: _________________________________________________

    2) Form, Schedule or Registration No.:______________________________________

    3) Filing party: ___________________________________________________________

    4) Date filed: _____________________________________________________________

                                   JOULE INC.
                             1245 U.S. Route 1 South
                            Edison, New Jersey 08837

                                   ----------

                    Notice of Annual Meeting of Stockholders

                           To be held February 2, 2000

                                   ----------

     The Annual Meeting of Stockholders of Joule Inc. will be held on Wednesday, February 2, 2000 at 10:30 a.m., at The Pines Manor, Route 27, Edison, New Jersey, for the following purposes:

     1.   To elect six directors; and

     2. To transact such other business as may properly come before the meeting.

     All stockholders are cordially invited to attend the meeting. Only holders of record of Common Stock at the close of business on December 27, 1999 are entitled to notice of and to vote at the meeting. If you attend the meeting, you may vote in person if you wish, even though you previously have returned your proxy.

     A copy of the Company's 1999 Annual Report is enclosed.

                 STOCKHOLDERS ARE URGED TO COMPLETE, DATE AND
                 SIGN THE ENCLOSED PROXY AND RETURN IT IN THE
                 ACCOMPANYING ENVELOPE.

January 5, 2000                              By Order of the Board of Directors



                                             Bernard G. Clarkin
                                             Secretary

                                   JOULE INC.
                             1245 U.S. Route 1 South
                            Edison, New Jersey 08837


                                 PROXY STATEMENT

     This proxy statement is furnished in connection with the solicitation by the Board of Directors of Joule Inc. of proxies to be used at the Annual Meeting of Stockholders of the Company to be held on February 2, 2000, and at all adjournments thereof. The solicitation will begin on or about January 5, 2000.

     All shares represented by a properly executed proxy will be voted unless it is revoked and, if a choice is specified with respect to any matter to be acted upon, will be voted in accordance with such specification. If no choice is specified, the proxies will be voted for the election of six directors, unless authority to do so is withheld with respect to one or more of the nominees. Directors will be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote thereon. Votes that are withheld and broker non-votes will be excluded entirely from the calculation and will have no effect on the outcome of the election of directors. In addition, the proxy will be voted in the discretion of the proxyholders with respect to such other business as may properly come before the meeting. A stockholder may revoke a proxy at any time prior to the voting thereof.

     There were outstanding as of the close of business on December 27, 1999, the record date for the determination of stockholders entitled to notice of and to vote at the meeting, 3,674,000 shares of Common Stock of the Company. Each share of Common Stock is entitled to one vote on each matter brought before the meeting.

                      BENEFICIAL OWNERSHIP OF MORE THAN 5%
                         OF THE OUTSTANDING COMMON STOCK

     The following table sets forth information regarding the beneficial ownership of Common Stock by each person known to management of the Company to own beneficially 5% or more of the issued and outstanding Common Stock as of December 27, 1999:

                                             Beneficial Ownership (a)
                                          -------------------------------
                                          Number of
       Name (b)                             Shares                Percent
---------------------                     ---------               -------
Emanuel N. Logothetis                      1,177,722 (c)          32.1%
Helen Logothetis                           1,177,722 (d)          32.1
Nick M. Logothetis                           506,722              13.8
Steven Logothetis                            462,622              12.6
Julie Logothetis                             496,348              13.5

----------

(a) As used in this Proxy Statement, "beneficial ownership" means the sole or shared power to direct the voting and/or disposition of shares of Common Stock.

(b) Emanuel N. Logothetis is the husband of Helen Logothetis. They are the parents of Nick M. Logothetis, Steven Logothetis and Julie Logothetis. The address of the members of the Logothetis family is 1245 U.S. Route 1 South, Edison, New Jersey 08837.

(c) Consists of 807,100 shares of Common Stock as to which Mr. Logothetis has sole voting and disposition power and the 370,622 shares referred to in (d) below that are beneficially owned solely by Helen Logothetis, as to which shares he disclaims beneficial ownership.

(d) Consists of 370,622 shares of Common Stock as to which Mrs. Logothetis has sole voting and disposition power and the 807,100 shares referred to in (c) above that are beneficially owned solely by Emanuel N. Logothetis, as to which shares she disclaims beneficial ownership.

                                      --1--

                       BENEFICIAL OWNERSHIP OF MANAGEMENT

     The following table sets forth certain information, as of December 27, 1999, with respect to the ownership of shares of Common Stock by (i) the current directors of the Company and nominees for election as directors, (ii) the Named Executives referred to under "Compensation of Executive Officers--Certain Transactions," and (iii) all directors and executive officers of the Company as a group:

                                                    Number of Shares of
                                                Common Stock and Percent of
            Name                               Class Beneficially Owned (a)
--------------------------------               ----------------------------

Richard Barnitt                                             --
Bernard G. Clarkin                                       3,000
Paul DeBacco                                             5,000
Stephen Demanovich                                       7,500
Robert W. Howard                                         6,000
Emanuel N. Logothetis                                1,177,722 (32.1%)
Nick M. Logothetis                                     506,722 (13.8%)
Steven Logothetis                                      462,622 (12.6%)
Anthony Trotter                                         20,000
Andrew G. Spohn                                             --
John G. Wellman, Jr.                                    21,050 (b)

Directors and Executive
Officers as a group (11 persons)                     2,210,691 (59.4%)

----------

(a) Except for the 370,622 shares of Common Stock owned by his wife and attributed to Emanuel N. Logothetis, as more fully set forth under "Beneficial Ownership Of More Than 5% Of The Outstanding Common Stock," such person has sole voting and disposition power with respect to the shares shown in this column. Includes 2,500 shares for Mr. Clarkin, 7,500 shares for Mr. Demanovich, 20,000 shares for Mr. Trotter, 20,000 shares for Mr. Wellman and 50,000 shares for all directors and executive officers as a group that may be acquired within 60 days after December 27, 1999 upon exercise of options. Unless otherwise indicated, beneficial ownership of any named individual does not exceed 1% of the outstanding shares.

(b)  Mr. Wellman holds 1,050 shares as trustee of a trust for his children.

                  ELECTION OF DIRECTORS--DIRECTOR COMPENSATION

     Six directors are to be elected to serve until the next Annual Meeting of Stockholders and until their successors shall have been duly elected and qualified. All of the nominees listed below except Andrew G. Spohn are currently members of the Board of Directors. The nominees for directors have consented to serve if elected, and the Company has no reason to believe that any of the nominees will be unable to serve. Should any nominee become unavailable for any reason, proxies will be voted for the alternate candidate, if any, chosen by the Board of Directors.

                                      --2--

     The following information respecting the nominees has been furnished by them.

                                            Principal Occupation                Director
      Name               Age                    or Employment                     Since
---------------------    ---     --------------------------------------------   --------

Richard Barnitt          61      Financial Consultant (a)                         1996
Robert W. Howard         57      Chairman, Reisen Lumber Industries, Inc. (b)     1988
Emanuel N. Logothetis    69      Chairman of the Board and Chief Executive        1965
                                 Officer of the Company (c)
Nick M. Logothetis       47      President, Chartwell Consulting Group            1980
Steven Logothetis        45      Attorney (d)                                     1981
Andrew G. Spohn          55      Business Consultant (e)                           --

----------
(a) Mr. Barnitt has served as a financial consultant to various companies, including the Company (since 1989), since his retirement in 1988 from Kidde Inc., where he had been employed since 1963, most recently as Senior Vice President and Chief Financial Officer.

(b) Mr. Howard served as Executive Vice President of Reisen Lumber and Millwork Company from 1981 to April 1986 when he was made President of Reisen Lumber Industries. He was named Chairman of the Board of Reisen in 1995.

(c) Emanuel N. Logothetis founded the Company in 1965 and was President and Chief Executive Officer until August 10, 1987, when he was elected Chairman of the Board. He was reelected President on August 3, 1988 and served in such capacity until February 3, 1999.

(d) Steven Logothetis is an attorney and investor. He was president of Pentacle Corporation ("Pentacle") until November 1993. Pentacle is owned by members of the Logothetis family and is engaged in certain real estate operations.

(e) Mr. Spohn is a business consultant focusing on strategic planning and human resources. Previously he was Chief Executive Officer of Singer Asset Finance Company, L.L.C., a wholly owned subsidiary of Enhance Financial Services Group, from 1997 to 1999. He was Managing Partner of New Jersey Title Insurance Company from 1993 to 1997.

     The Board of Directors held four meetings during the 1999 fiscal year. Directors who are not employees of the Company receive directors' fees of $500 for each day that they attend meetings of the Board or a committee thereof and are reimbursed for their out-of-pocket expenses incurred in connection with their activities as directors. Also, such directors receive a monthly retainer of $400. During fiscal 1999, Richard Barnitt received fees of $12,000 for his services as a financial consultant to the Company. Mr. Barnitt is continuing to provide consulting services to the Company in fiscal 2000.

     The Board of Directors has designated from among its members an Audit Committee which reviews with the Company's independent accountants the scope of the annual audit and the result of such audit as well as the Company's financial and accounting practices and controls. The Audit Committee, which consisted of Robert W. Howard and Richard Barnitt, met with the Company's independent accountants two times during fiscal 1999. Paul DeBacco, who is not seeking reelection, and Nick M. Logothetis served on the Compensation Committee that reviews executive compensation on an annual basis. The Compensation Committee met two times during fiscal 1999. The Board of Directors has not designated a nominating committee or other committee performing a similar function.

                                      --3--

            COMPENSATION OF EXECUTIVE OFFICERS--CERTAIN TRANSACTIONS

Executive Compensation

     Set forth below is certain summary information with respect to the compensation of the Company's Chief Executive Officer and each other executive officer whose salary and bonus for the fiscal year ended September 30, 1999 exceeded $100,000 (the "Named Executives").

                           SUMMARY COMPENSATION TABLE

                                                                    Long-Term
                                                                  Compensation
                                                                     Awards
                                                                  ------------
                                                                    Shares of
                                                                  Common Stock        All Other
                                         Annual Compensation       Underlying       Compensation
          Name and                     -----------------------    ------------      ------------
     Principal Position         Year   Salary ($)    Bonus ($)     Options (#)         ($) (1)
     ------------------         ----   ----------    ---------    ------------      ------------
Emanuel N. Logothetis           1999     $191,826     $ 54,800            --              $ --
Chairman of the Board           1998      129,160      121,300            --                --
and Chief Executive Officer     1997      129,160      100,000            --                --

John G. Wellman, Jr.            1999      204,230           --            --             2,500
President and Chief             1998      102,309           --       100,000            15,327
Operating Officer (2)

Bernard G. Clarkin              1999      100,000       12,500            --             1,707
Vice President and              1998      100,000       20,000         5,000             1,875
Chief Financial Officer (3)     1997       80,000       20,000            --             1,169

Stephen Demanovich              1999      100,000       41,217            --             1,207
Vice President                  1998      100,000       25,740         5,000             1,886
                                1997       75,000       28,150            --             1,543

Anthony W. Trotter              1999      125,000       32,038            --                --
Vice President (4)              1998      125,000       35,000            --                --

----------
(1) Represents the Company's matching of voluntary contributions by such person under its 401-k Plan. In addition, in the case of Mr. Wellman, the 1998 amount includes $13,758 that the Company paid to him to cover moving and other expenses related to his acceptance of employment with the Company and relocation to New Jersey.

(2) Mr. Wellman joined the Company as Executive Vice President and Chief Operating Officer in March 1998 and was elected President on February 3, 1999.

(3) In the event Mr. Clarkin's employment is actually or constructively terminated following an acquisition, merger or change in control of the Company, he would be entitled to receive two years' compensation and his unvested options would automatically vest.

(4)  Mr. Trotter was elected a Vice President in February 1998.

                                      --4--

Stock Options

     No stock options were issued in fiscal 1999 to the Named Executives.

     The following table sets forth information with respect to unexercised options held by the Named Executives at September 30, 1999.

                         FISCAL YEAR END OPTIONS VALUES

                            Number of Shares of
                               Common Stock             Value of Unexercised
                                Underlying                  In-the-Money
                          Unexercised Options at             Options at
                          September 30, 1999 (#)     September 30, 1999 ($) (1)
                          ----------------------     --------------------------
                               Exercisable/                 Exercisable/
         Name                  Unexercisable                Unexercisable
         ----             ----------------------     --------------------------
Bernard G. Clarkin              2,500/2,500                     $0/0

Stephen Demanovich              7,500/2,500                      0/0

Anthony W. Trotter             20,000/80,000                     0/0

John G. Wellman, Jr.           20,000/80,000                     0/0

----------
(1) Calculated by determining the difference between the exercise price and the closing price of the Company's Common Stock on the American Stock Exchange for September 30, 1999.

Report of the Compensation Committee

     The Compensation Committee administers the compensation program for the executive group. Included in this group are the Chairman/Chief Executive
Officer, President/Chief Operating Officer, other corporate officers and selected key managers. The committee is composed of directors who are not employees of the Company.

     The annual base salary paid to the Chairman/Chief Executive Officer, in fiscal 1999, was $200,000. The increase in annual base salary was brought about by rolling into the annual base salary the bonus payments that had been part of the 1998 compensation package. The Chairman/Chief Executive Officer is not eligible to receive options under the terms of the Company's Stock Option Plan. In determining whether changes in the compensation level of the Chairman/Chief Executive Officer would be appropriate, the Compensation Committee considers the overall performance of the Company for the prior year.

     Salary levels for the other members of the senior management group have been established and are based on external salary information. The information gathered is evaluated by the Compensation Committee in light of the current responsibilities of the individuals involved and serves as the basis for the establishment of salary ranges and also in recommending salary changes. The basis for determining payment of a bonus to an individual is based on a subjective evaluation of the individual's performance as well as overall corporate performance. Any compensation change made to members of the senior management group will have the approval of the Committee and the Chairman/Chief Executive Officer

                                                       Compensation Committee
                                                         Paul DeBacco
                                                         Nick M. Logothetis

Compensation Committee Interlocks and Insider Participation

     Nick M. Logothetis, a member of the Compensation Committee, served as President of the Company from August 1987 to August 1988. Prior thereto, he was Executive Vice President of the Company from March 1980.

                                      --5--

Performance Graph

     Set forth below is a graph comparing the total returns (assuming reinvestment of dividends) of the Company, the American Stock Exchange Market Index and a Peer Group Index comprised of companies engaged in the help supply services business. The graph assumes $100 invested on October 1, 1994 in the Company and each of the indices.

            COMPARE 5-YEAR CUMULATIVE TOTAL RETURN AMONG JOULE INC.,
                       AMEX MARKET INDEX AND SICCODE INDEX

   [THE FOLLOWING TABLE WAS REPRESENTED AS A LINE CHART IN THE PRINTED MATTER]

                     ASSUMES $100 INVESTED ON OCT. 1, 1994
                          ASSUMES DIVIDEND REINVESTED
                       FISCAL YEAR ENDING SEPT. 30, 1999

                                          Fiscal Year Ending
--------------------------------------------------------------------------------
Company/Index/Market   9/30/94   9/29/95   9/30/96   9/30/97   9/30/98   9/30/99
--------------------------------------------------------------------------------
Joule Inc.              100.00    236.67    286.67    280.00    160.00    106.67
Peer Group Index        100.00    116.02    150.18    190.06    140.26    152.16
AMEX Market Index       100.00    120.49    125.40    152.50    133.20    155.13
--------------------------------------------------------------------------------

                                      --6--

Certain Transactions

     During the fiscal year ended September 30, 1999, the Company leased three properties used in its operations from Emanuel N. Logothetis. Emanuel N. Logothetis is Chairman of the Board and Chief Executive Officer of the Company. In the opinion of management, the terms of such leases, which provided for an aggregate annual rent of $50,000, plus applicable real estate taxes, for fiscal 1999 and are continuing at the same rate in fiscal 2000, were when made and are fair to the Company and not less favorable than would have been and are available from unaffiliated parties.

     In August 1997, the Company entered into a three-year lease with the purchaser of property formerly owned by Pentacle. The annual rental for such property is $133,000. A portion of such property, which had previously been leased by the Company from Pentacle for $12,000 per year, continues to be used by the Company. The Company has subleased the remainder of the property to Kahle Engineering Corp., a manufacturing company that is wholly owned by the Logothetis family, for approximately $120,000 per year.

     The Company provided temporary office services to Symphony Suites, a company owned by Nick M. Logothetis. Billing rates are comparable to those used for other customers; amounts charged during fiscal 1999 were $352,000 and $35,000 was outstanding at September 30, 1999. The highest amount outstanding during fiscal 1999 was $56,000.

     The Company's Board of Directors has approved the transactions outlined above. Any substantial change in the terms of any such transactions and any additional transactions with affiliates of the Company will be submitted to the Board for approval.

                                      --7--

                                  MISCELLANEOUS

Relationship with Independent Accountants

     The Board of Directors has appointed Arthur Andersen LLP, independent public accountants, to audit the accounts of the Company and its subsidiaries for the fiscal year ending September 30, 2000. Arthur Andersen LLP has acted in this capacity since 1994. Arthur Andersen LLP has advised the Company that neither the firm nor any of its members or associates has any direct financial interest or any material indirect financial interest in the Company or any of its affiliates other than as accountants. A representative of Arthur Andersen LLP is expected to be at the meeting.

Other Action

     The management has at this time no knowledge of any matters to be brought before the Annual Meeting other than those referred to above. If any additional matters should properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote said proxy in accordance with their judgment on such matters.

Stockholder Proposals

     Any proposal that a stockholder desires to present to the 2001 Annual Meeting must be received by the Company at the above address on or prior to September 7, 2000 in order for such proposal to be considered for inclusion in the proxy statement and form of proxy for such meeting.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of the Common Stock, to file reports of ownership of the Common Stock with the Securities and Exchange Commission and to provide copies to the Company. Based upon a review of the copies of the forms furnished to the Company and upon written representations from certain reporting persons that no forms were required, the Company believes that all Section 16(a) filing requirements were complied with during fiscal 1999 other than the late filing by Mr. Wellman of Forms 4 to report four transactions relating to the acquisition of an aggregate of 1,200 shares of Common Stock and the disposition of 350 shares of Common Stock by a trust for the benefit of his children of which he is the trustee.

Expenses of Solicitation

     The cost of this solicitation will be borne by the Company. In addition to solicitation by mail, proxies may be solicited by officers, directors and regular employees of the Company personally or by telephone or other means of communication. The Company will, upon request, reimburse brokers and other nominees for their reasonable expenses in forwarding proxy material to the beneficial owners of the stock held of record for such persons and seeking instructions with respect thereto.

                                              By Order of the Board of Directors

                                              Bernard G. Clarkin
                                              Secretary

--------------------------------------------------------------------------------

                                   10-K REPORT

          Upon written request, the Company will provide, without charge, a copy of its Annual Report on Form 10-K, including the financial statements and the financial statement schedules thereto, but without exhibits, as filed with the Securities and Exchange Commission, for the fiscal year ended September 30, 1999. Copies of the exhibits will be furnished at the Company's cost for the reproduction, postage and handling thereof. Letters requesting the Form 10-K should be addressed to the Secretary, Joule Inc., 1245 U.S. Route 1 South, Edison, New Jersey 08837.

--------------------------------------------------------------------------------

                                      --8--

                                   JOULE INC.
                             1245 U.S. Route 1 South
                            Edison, New Jersey 08837

                                   JOULE INC.
           PROXY FOR ANNUAL MEETING OF STOCKHOLDERS - FEBRUARY 2, 2000 This Proxy is Solicited on Behalf of the Board of Directors

                                               |_| I plan to attend the meeting.

1. Election        |_| FOR all nominees                          |_| WITHHOLD AUTHORITY
   of Directors.       (except as indicated to the contrary)         to vote for all nominees.

                    Nominees: Richard Barnitt, Robert W. Howard, Emanuel N. Logothetis,
                              Nick M. Logothetis, Steven Logothetis and Andrew G. Spohn.

                    (Instruction: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

                    --------------------------------------------------------------------------

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE SIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR ALL NOMINEES" IN ITEM 1.

               PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD
                     PROMPTLY USING THE ENCLOSED ENVELOPE.

                                                     (Continued on reverse side)

                                   JOULE INC.
           PROXY FOR ANNUAL MEETING OF STOCKHOLDERS - FEBRUARY 2, 2000

     The undersigned hereby appoints Emanuel N. Logothetis and Bernard G. Clarkin, and each of them, Proxies, with full power of substitution in each, to represent and to vote, as designated, all shares of Common Stock of Joule Inc. that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on February 2, 2000, and at all adjournments thereof, upon and in respect of the matters set forth on the reverse side hereof.

                                        Dated:____________________________, 2000


                                        ----------------------------------------
                                                         Signature


                                        ----------------------------------------
                                                Signature if held jointly

                                        Please sign  exactly as name  appears to
                                        the left.  When shares are held jointly,
                                        each stockholder named should sign. When
                                        signing    as    attorney,     executor,
                                        administrator,  trustee or guardian, you
                                        should so  indicate.  If a  corporation,
                                        please  sign in full  corporate  name by
                                        duly    authorized    officer.    If   a
                                        partnership, please sign in partnership name by authorized person.